UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022
___________________________
SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

SkyWater Technology, Inc. (the “Company”) held its annual meeting of stockholders on June 1, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two matters as follows:
Election of Eight Directors to Hold Office Until the Company’s 2023 Annual Meeting of Stockholders

The Company’s stockholders elected eight directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified by the following votes:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Nancy Fares	31,345,496	94,733	32,116	3,504,227
Gregory B. Graves	31,216,477	222,220	33,648	3,504,227
John T. Kurtzweil	31,322,719	115,980	33,646	3,504,227
Chunyi (Amy) Leong	31,331,684	107,715	32,946	3,504,227
Thomas R. Lujan	30,296,497	1,142,202	33,646	3,504,227
Gary J. Obermiller	31,288,541	151,218	32,586	3,504,227
Thomas Sonderman	30,460,535	979,896	31,914	3,504,227
Loren A. Unterseher	30,337,572	1,102,869	31,904	3,504,227

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s as its independent registered public accounting firm for fiscal 2022 by the following votes:

Votes For	Votes Against	Abstain
34,742,784	133,220	100,568

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: June 1, 2022	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer